As filed with the Securities and Exchange Commission on February 21, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iROBOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

77-0259 335

(I.R.S. Employer Identification No.)

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

(Address of Principal Executive Offices) (Zip Code)

2005 Stock Option and Incentive Plan

(Full Title of the Plan)

Colin M. Angle

Chairman of the Board and Chief Executive Officer

iRobot Corporation

8 Crosby Drive

Bedford, Massachusetts 01730

(Name and Address of Agent for Service)

(781) 430-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mark T. Bettencourt, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
2005 Stock Option and Incentive Plan Common Stock, par value $0.01 per share (including rights to acquire Series A junior participating preferred stock pursuant to our rights plan)	1,224,745	$25.00	$30,618,625.00	$3,508.90

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	The price of $25.00 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the Nasdaq Global Market on February 15, 2012, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-129576) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-129576) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on February 21, 2012.

iROBOT CORPORATION

By:	/s/ Colin M. Angle
Colin M. Angle
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of iRobot Corporation (the “Company”), hereby severally constitute and appoint Colin M. Angle, John J. Leahy and Alison Dean, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 21, 2012:

Signature	Title(s)

/s/ Colin M. Angle	Chairman of the Board and Chief Executive Officer
Colin M. Angle	(Principal Executive Officer)

/s/ John J. Leahy	Executive Vice President, Chief Financial Officer and Treasurer
John J. Leahy	(Principal Financial Officer)

/s/ Alison Dean	Senior Vice President, Corporate Finance
Alison Dean	(Principal Accounting Officer)

/s/ Ronald Chwang	Director
Ronald Chwang

/s/ Gail Deegan	Director
Gail Deegan

/s/ Deborah G. Ellinger	Director
Deborah G. Ellinger

/s/ Jacques S. Gansler	Director
Jacques S. Gansler

/s/ Andrea Geisser	Director
Andrea Geisser

/s/ Paul J. Kern	Director
Paul J. Kern

/s/ George C. McNamee	Director
George C. McNamee

/s/ Peter Meekin	Director
Peter Meekin

/s/ Paul Sagan	Director
Paul Sagan

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)